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                                                                   EXHIBIT 10-AC


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated and effective as of March 1, 1996, is entered into by and between FoxMeyer Corporation, a Delaware corporation (the "COMPANY"), and William L. Estes ("EXECUTIVE").

                                    RECITALS

         A. The Company desires to employ Executive on certain terms and conditions.

         B. Executive desires to be employed by the Company on such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein the parties do hereby mutually agree as follows:

         1. Employment. The Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company on the terms and subject to the conditions of this Agreement.

         2. Term of Employment. This Agreement shall, subject to Section 5 hereof, remain in effect from the date of this Agreement through February 28, 1998 (the "TERM OF EMPLOYMENT").

         3. Position and Responsibilities. The Company hereby employs Executive to serve as Chief Operating Officer of the Company. Executive shall have such duties, responsibilities and authority as may, from time to time, be assigned to Executive by either the President or the Chief Executive Officers of the Company.

         4. Compensation. As compensation for all services to be performed by Executive under this Agreement, the Company shall compensate Executive as follows:

                 a. Base Salary. The Company shall pay Executive a minimum monthly base salary of $27,084.00 (the same, as it may be adjusted from time to time, is referred to herein as the "MONTHLY BASE
         SALARY").   During the term of this Agreement, the President and Chief
         Executive Officers shall review Executive's Monthly Base Salary periodically to determine whether such salary shall be adjusted in accordance with the duties and responsibilities of Executive and his performance thereof, but no adjustment shall reduce Executive's base salary below the minimum Monthly Base Salary set forth above.





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                 b.       Benefits, Incentives and Perquisites.

                 (i) Executive shall be entitled to participate in the incentive, stock option and employee benefit plans of the Company and the perquisites enjoyed by other senior officers of the Company as presently in effect or as they may be modified from time to time, provided that the Company may not reduce the benefits provided to Executive pursuant to Executive's life insurance, accidental death and dismemberment, long-term disability and business travel accident insurance during the term of this Agreement.

                 (ii) Executive shall be entitled to a bonus of $650,000.00 provided that Executive has been continuously employed during this Agreement and is employed by Company as of February 28, 1998. The bonus shall be paid no later than March 31, 1998.

                 (iii) If an Acquisition (defined below) closes prior to February 28, 1997, then Executive shall be paid a $650,000.00 lump sum bonus within 30 days of the close of the Acquisition. If this Acquisition bonus is paid, Executive's right to receive the payment described in Section 4(b)(ii) above shall terminate.

                                  "Acquisition" is defined as any person or entity or affiliated group of persons or entities (other than Abbey J. Butler, Melvyn
                                  J. Estrin or entities affiliated with either of them) purchasing more than fifty percent (50%) of the then issued and outstanding shares of common stock of the Company, FoxMeyer Drug Company or FoxMeyer Health Corporation, or (ii) the sale, transfer or other disposition, in one or more related transactions, by the Company, FoxMeyer Drug Company or FoxMeyer Health Corporation of all or substantially all of the assets of the Company or FoxMeyer Health Corporation to an unaffiliated party.

         5. Termination. This Agreement may be terminated upon the following terms:

                 a. Termination Upon Death. In the event of Executive's death during the Term of Employment, this Agreement shall terminate immediately.

                 b. Termination Upon Disability. The Company shall have the right to terminate this Agreement upon the "Disability" of Executive by providing ten (10) days written notice to Executive. "DISABILITY" as used in this section shall mean any illness or any impairment of mind or body that (i) renders it impossible or impracticable for Executive to perform his duties and responsibilities hereunder for a continuous period of





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         at least six (6) months or (ii) is likely to prevent Executive from performing his duties and responsibilities hereunder for more than nine (9) months during any eighteen (18) month period, each as determined in good faith by a physician selected by the Board of Directors. The Company's selection of a physician shall be subject to Executive's approval, which shall not be unreasonably withheld. Any refusal without reasonable cause by Executive to submit to a medical examination for the purpose of certifying Disability under this section shall be deemed to constitute conclusive evidence of Executive's Disability. In the event of termination upon Disability, Executive shall continue to receive the Monthly Base Salary in effect at the time of termination (reduced by any amounts payable to Executive as disability benefits under any Company plan, social security or otherwise) for the remainder of the Term of Employment.

                 c. Termination for Cause. The Company shall have the right to terminate this Agreement, and have no further obligation to Executive under this Agreement, for "Cause" after giving written notice of termination to Executive. "CAUSE" as used in this section shall mean:

                 (i) misconduct or negligence in the performance by Executive of his duties and responsibilities hereunder;

                 (ii) the intentional failure by Executive to follow any reasonable directive of the Company's President or Chief Executive Officers in carrying out his duties or responsibilities hereunder;

                 (iii) the failure by Executive to substantially achieve agreed upon reasonable goals and objectives;

                 (iv) the theft or misappropriation of funds or the disclosure of trade secrets or other confidential or proprietary information in violation of Section 6 of this Agreement; or

                 (v) the conviction of Executive for (A) a crime involving an act or acts of dishonesty or moral turpitude or (B) a felony.

                 d. Termination without Cause. The Company shall have the right to terminate Executive's employment at any time without Cause ("TERMINATION WITHOUT CAUSE"), upon thirty (30) days written notice. In the event of (i) the Termination Without Cause of Executive's employment, (ii) Employee has not accepted employment with FoxMeyer Health Corporation; and (iii) provided that Executive complies with Sections 6 and 7 hereof, the Company agrees to provide Executive with:





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                 (i)      Monthly severance payments equivalent to Executive's
                          Monthly Base Salary on the effective date of Termination Without Cause for a period equal to the longer of (i) the remaining Term of Employment under this Agreement or (ii) eighteen (18) months.

                 (ii) Individual outplacement counseling, to be paid for by the Company, with a party mutually acceptable to Executive and the Company, to begin within six (6) months from the date of such Termination Without Cause.

                 (iii) For the period applicable under subparagraph (a) above, medical and dental benefits coverage, less any amount that Executive is required to pay to receive such medical and dental coverage had termination of his employment not occurred.

                 Notwithstanding the foregoing, to the extent that Executive's severance rights provided for in his employment letter dated December 20, 1993 are greater than provided herein, the employment letter shall govern but will not be in addition to the rights granted in this Agreement. Executive's employment letter shall remain in effect during the entire term of his employment with the Company.

                 Without in any way limiting the generality of what may be deemed to constitute a Termination Without Cause hereunder, it is hereby agreed that following an Acquisition, (A) any termination of Executive's employment for any reason (other than death, Disability or the acts referred to in Sections 5(c)(iv) and (v)) or (B) any material reduction of Executive's duties, responsibilities and authority shall be deemed to constitute a Termination Without Cause hereunder, provided, however, in the case of material reduction of Executive's duties responsibilities and authority, Executive's rights contained in
         Section 5(d)(i)(ii) and (iii) shall only vest if Executive agrees to remain employed by the Company or one of its subsidiaries or its successor three (3) months after the change in control or sale of assets.

         6.      Nondisclosure.

                 a. Executive acknowledges that during the course of the performance of his services for the Company he will acquire, and may develop, confidential information (including information he may have developed) with respect to the Company's business operations, including, without limitation, the Company's existing and contemplated products and services, trade secrets, know-how, business and financial methods or practices, plans, prices and pricing policies, strategies, marketing and selling techniques and information, customer lists, and operational methods and confidential and proprietary





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         information relating to the Company (collectively, the "CONFIDENTIAL
         INFORMATION"). Executive agrees that during the term of this Agreement and thereafter, Executive shall not divulge any Confidential Information to any person, directly or indirectly, except to the Company, its directors, officers, agents and representatives and its subsidiaries and affiliated companies, or as may reasonably be necessary in connection with his duties on behalf of the Company or unless required by law.

                 b. Executive acknowledges that all documents, written information, records, data, computer information and material, tapes, film, maps and other material of any kind relating to Confidential Information, including, without limitation, memoranda, notes, sketches, records, reports, manuals, business plans and notebooks (collectively, "MATERIALS") in Executive's possession or under his control, whether or not developed by him, during the term of his employment hereunder are and shall remain the property of the Company and agrees that if his relationship with Company is terminated (for whatever reason), he shall not take with him but shall leave with the Company all Materials and any copies thereof or, if such Materials are not on the premises of the Company, he shall return the same to the Company immediately upon his termination.

                 c. This Section 6 shall survive any termination or expiration of this Agreement and shall continue to bind Executive in accordance with its terms. The existence of any claim or cause of action by Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of the covenants contained in this Agreement.

         7. Noncompetition. Executive agrees that during the term of this Agreement (or such shorter period of this Agreement if it is Terminated Without Cause), Executive shall not (i) become involved, directly or indirectly, as a director, officer, employee, consultant, agent, representative, more than five percent (5%) stockholder or partner of a corporation or partnership of other business enterprise engaged in any line of business in which the Company (FoxMeyer Corporation) is actively engaged in including without limitation, pharmaceutical wholesaling, pharmaceutical mail order, prescription benefit management, pharmaceutical group purchasing and the pharmaceutical data business, and (ii) directly or indirectly, hire or seek to hire in any capacity any person who was an employee of the Company on the date of termination of Executive's employment or within ninety (90) days prior to such date. This
Section 7 shall survive any termination for of this Agreement any reason other than termination by the Company without cause and shall continue to bind Executive in accordance with its term. Reference to the Company in Sections 6 and 7 above shall be deemed to include FoxMeyer Health Corporation and its majority-owned subsidiaries.

         8. Remedies. In the event that Executive breaches any of the provisions of Sections 6 or 7 above, in addition to any legal rights and remedies that the Company may have to enforce the provisions of this Agreement, the Company shall have no further obligations to Executive under this Agreement. In the event of such a breach, Executive agrees that any and all





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proceeds, funds, payments and proprietary interests of every kind and description arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

         9. Legal Construction. The parties hereto agree that if at any time it shall be determined that the restrictions contained in Section 7 are unreasonable as to time or scope, or both, by any court of competent jurisdiction, the Company shall be entitled to enforce this Agreement for such period of time and such scope as may be determined to be reasonable by any such court.

         10. Injunctive Relief. Notwithstanding anything contained in this Agreement to the contrary, in the event of a breach of the provisions of Sections 6 or 7 above, the Company shall, in addition to any other remedies available under law, be entitled to an injunction enjoining Executive or any person or persons acting for or with Executive in any capacity whatsoever from violating any of the terms thereof.

         11. Severability. If any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision was never contained herein and the remaining provisions of this Agreement shall remain in full force and effect.

         12. Waiver and Limitation. Any waiver by either party of a provision or a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision or subsequent breach of any provision hereof.

         13. Taxes. Executive shall be responsible for the payment of all individual taxes on all amounts paid or benefits provided to him under this Agreement. All compensation paid to Executive shall be subject to any withholdings as from time to time may be required to be made pursuant to law, government regulations or order, or by agreement with, or consent of, Executive.

         14. No Funding. The right of Executive under this Agreement shall be that of a general creditor of the Company and Executive shall have no preferred claims on, or any beneficial ownership in, the assets of the Company.

         15. Entire Agreement. Except as provided in Section 5(d) hereof, this Agreement, and the agreements, documents and compensation, incentive and option plans referred to herein, contain the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all other prior or contemporaneous employment, compensation, incentive or retirement agreements, either oral or in writing, between the parties.





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         16.     Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns. Executive may not assign any of his rights or responsibilities under this Agreement.

         17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                 a. if to the Company:

                    FoxMeyer Corporation
                    1220 Senlac Drive
                    Carrollton, Texas  75006

                    Attention: Vice President - Human Resources & Administration

                 b. if to Executive:

                    William L. Estes
                    370 Oak Trail
                    Double Oak, Texas  75067

         18. Headings. Section and subsection headings used in this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement and are not intended to affect the interpretation of any provision of this Agreement.

         19. Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         20. Governing Law. This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws thereof.





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         21.     Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                   FOXMEYER CORPORATION



                                   By:
                                       ---------------------------------------
                                       Abbey J. Butler
                                       Chief Executive Officer




                                       ---------------------------------------
                                       William L. Estes